UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                December 13, 2002 (December 13, 2002)

                                     DynCorp
             (Exact name of registrant as specified in its charter)

      Delaware                          1-3879                  36-2408747
 (State or other jurisdiction  (Commission File Number)       (IRS Employer
  of incorporation)                                         Identification No.)

                11710 Plaza America Drive, Reston, Virginia 20190
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 261-5000





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Item 5. -- Other Events and Regulation FD Disclosure.

         On December 13, 2002, DynCorp entered into an Agreement and Plan of Merger (the "Merger Agreement") with Computer Sciences Corporation ("CSC"), and Garden Acquisition LLC, a wholly owned subsidiary of CSC ("Acquisition"). The Merger Agreement provides for the merger of Acquisition with and into DynCorp (the "Merger"). Upon consummation of the Merger (i) DynCorp will become a wholly owned subsidiary of CSC, and (ii) each outstanding share of common stock of DynCorp will be converted into, subject to adjustment as provided in the Merger Agreement, $15 cash plus shares of CSC's common stock having a market value of $43.

         Attached hereto and incorporated herein by reference are the Merger Agreement and a joint press release of DynCorp and CSC dated December 13, 2002 describing the Merger.

Item 7. -- Financial Statements and Exhibits.

(c)   Exhibits

      Exhibit 2.1 Agreement and Plan of Merger dated as of December 13, 2002 by and among DynCorp, Computer Sciences Corporation, and Garden Acquisition LLC (incorporated by reference to Computer Sciences Corporation Form 8-K, File No. 1-4850, filed on December 13, 2002)
      Exhibit 99.1 Joint Press Release of Computer Sciences Corporation and DynCorp dated December 13, 2002 (filed herewith)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             DynCorp

Date:  December 13, 2002
                                        ---------------------------------------
                                        H. Montgomery Hougen
                                        Vice President & Secretary

                                  Exhibit 99.1

         COMPUTER SCIENCES CORPORATION TO ACQUIRE DYNCORP

Acquisition Expected to Strengthen CSC's Presence in Federal Marketplace

         EL SEGUNDO, Calif., and RESTON, Va., December 13, 2002 -- Computer Sciences Corporation (NYSE: CSC) and DynCorp today announced they have entered into a merger agreement providing for the acquisition of DynCorp by CSC. The transaction is valued at approximately $950 million, including the assumption of all of DynCorp's debt, which was $273 million of principal amount on Sept. 26, 2002. Upon consummation of the merger, each DynCorp share will be converted into $15 in cash and $43 in market value of CSC shares.

         The transaction requires approval by the holders of a majority of the approximately 11 million outstanding DynCorp shares as of Sept. 26, 2002, and is subject to customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

         The terms of the acquisition have been approved unanimously by the boards of directors of both companies. CSC expects to conclude the transaction during the first calendar quarter of 2003, and expects the acquisition to be accretive to earnings for fiscal 2004 excluding the impact of a special charge related to the transaction.

         "This action furthers CSC's strategic goals of increasing shareholder value and growing our business both organically and by acquisition," said CSC Chairman and Chief Executive Officer Van B. Honeycutt. "With this transaction, we are seizing an opportunity to significantly strengthen our leadership position in the U.S. federal marketplace, augment our capabilities to support the requirements of the new Homeland Security Department and respond to the federal government's initiative to increase its reliance on service providers.

         "Anticipated synergies to be realized following completion of this acquisition will further enhance the value of DynCorp's assets and provide benefits to CSC's shareholders," Honeycutt added.

         DynCorp, with revenues of $2.3 billion for the 12 months ended Sept. 26, 2002, is among the largest employee-owned information technology and outsourcing firms headquartered in the U.S. The company, which employs more than 23,000 technology and technical professionals at more than 550 locations globally, focuses on the large defense, security and civil markets. Services include systems and network integration, high-tech range operations, global defense logistics and maintenance services and contingency support, homeland security services, and infrastructure management of critical defense assets.

         DynCorp will become part of CSC's Federal Sector unit, which currently has approximately 15,000 employees and is headquartered in Falls Church, Va. The combined organizations will provide significantly greater scale to CSC's presence in the U.S. federal marketplace. When the acquisition is completed, CSC will derive approximately $6 billion in annual revenue from the federal government (based upon estimated fiscal 2003 year-end revenues) and have nearly 38,000 people serving the U.S. government globally.

         "This transaction benefits our customers, employees and shareholders," said DynCorp President and Chief Executive Officer Paul Lombardi. "The combination provides our customers with broader resources and an even higher level of quality services, while enhancing and broadening professional opportunities for our employees. Our shareholders benefit from improved liquidity of their investment and an opportunity to diversify their retirement holdings. We are delighted at the prospect of becoming part of the CSC team."

         In addition to providing a larger workforce and expanded federal customer base, the acquisition broadens the service offerings CSC brings to the federal government. The technology and services of both companies are complementary in most markets, allowing a greater breadth of end-to-end solutions to be delivered to both civil agencies and the Department of Defense around the world.

         "The capabilities of our expanded Federal Sector organization will allow CSC to provide comprehensive services and solutions at every step of our clients' business processes," said Paul Cofoni, president of CSC's Federal Sector unit. "Additionally, our complementary skills will allow us to address new markets and tackle new challenges."

         He noted that the combined organization will rank CSC as a Top 10 government contractor.

         In accordance with the terms of the transaction, the exchange ratio determining the number of CSC shares to be delivered for each Dyncorp share is equal to $43, divided by the volume-weighted average closing price of CSC stock for the fifteen trading days up to and including the second trading day immediately prior to the date of the DynCorp shareholder vote. If the average CSC share price is above $38 or below $30, a value of $38 or $30, respectively, will be used in the exchange ratio. If this average price is below $28, CSC has the right to increase the cash component of the merger consideration such that the aggregate value is equal to $55.00. If CSC elects not to do so, DynCorp has the right to terminate the transaction.

         CSC will host an investor teleconference to discuss this transaction at 8:00 a.m. EST on Friday, December 13, 2002. The dial-in number for the live teleconference is 1-800-289-0518 (domestic) or 1-913-981-5532 (international) and the pass code is 181968. There will be a replay beginning approximately one hour after the conclusion of the conference call and available until 8:00 p.m. EST on Friday, December 20, 2002. The dial-in number for the replay is 1-888-203-1112 (domestic) or 1-719-457-0820 (international) and the pass code is 181968.

         The conference call will be webcast simultaneously through a link on the company's Web site at www.csc.com/investorrelations. The news media and other interested parties are requested to access the call via the webcast. A replay will be available on the CSC Web site from approximately one hour after the conclusion of the conference call through Friday, December 20, 2002 at 8:00 p.m. EST.

About CSC

         Founded in 1959, Computer Sciences Corporation is one of the world's leading IT services companies. CSC's mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology.

         With more than 65,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC's own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. Headquartered in El Segundo, Calif., CSC reported revenue of $11.4 billion for the 12 months ended Sept. 27, 2002. For more information, visit the company's Web site at www.csc.com.

         The description of the transaction in this press release is necessarily incomplete. For a complete description, please refer to the Agreement and Plan of Merger, which will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission shortly.

         Computer Sciences Corporation and DynCorp will file a proxy statement/prospectus and other relevant documents concerning the proposed merger with DynCorp with the Securities and Exchange Commission. YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement/prospectus (when it becomes available) and the other documents filed with the SEC free of charge at the Commission's website, www.sec.gov. In addition, you may obtain the proxy statement/prospectus (when it becomes available) and the other documents filed by CSC with the Commission by requesting them in writing from Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention:
Investor Relations, telephone: (310) 615-0311; e-mail: investorrelations@CSC.com. You may obtain documents filed by DynCorp with the Commission by contacting DynCorp, 11710 Plaza America Drive, Reston, Virginia 20190, Attention: Corporate and Marketing Communications, telephone (703) 261-5000.

         Computer Sciences Corporation and DynCorp, and their respective directors, executive officers and other employees and representatives may be deemed to be participants in the solicitation of proxies for the meeting of the stockholders of DynCorp relating to the proposed merger. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of shareholders of DynCorp in connection with the merger, and their interests in the solicitation, is set forth in a filing made by DynCorp on the date of this press release with the SEC. Information concerning the directors and executive officers of CSC, including their ownership of CSC stock, is included in the definitive proxy statement on
Schedule 14A for CSC's 2002 annual meeting of stockholders, filed with the Securities and Exchange Commission on June 28, 2002.

         Information concerning the directors and executive officers of DynCorp, including their ownership of DynCorp stock, is included in DynCorp's annual report on Form 10-K for the fiscal year ended December 27, 2001, as amended, filed with the Securities and Exchange Commission, and DynCorp's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on June 4, 2002. Additional information will also be included the Registration Statement on Form S-4 to be filed by Computer Sciences Corporation, including the preliminary proxy statement/prospectus included therein, in connection with the proposed merger and in any further amendments to the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus to be filed in connection with the proposed merger. Investors will be able to obtain these documents free of charge (when they become available) from the SEC or by contacting either CSC or DynCorp, as described above.

         All statements in this press release that do not directly and exclusively relate to historical facts constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the current expectations and beliefs of CSC and DynCorp, and no assurance can be given that the results described in such statements will be achieved.

          These statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results described in such statements, including the following factors relating specifically to the merger: (i) the inability to obtain or meet conditions imposed for, or governmental approvals required for, the merger; (ii) the failure of the DynCorp stockholders to approve the merger; (iii) the risk that the CSC and DynCorp businesses will not be integrated successfully; (iv) the risk that the expected benefits of the merger may not be realized; (v) the risk that resales of CSC stock following the merger may cause the market price to fall; and (vi) CSC's increased indebtedness after the merger.

         For a description of non merger-related factors, see the sections titled "Management's Discussion and Analysis of Financial Conditions and Results of Operations; Forward-Looking Statements " in CSC's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2002, and in the same section of Dyncorp's Quarterly Report on Form 10-Q for the quarter ended September 26, 2002.